UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2007

MAF BANCORP, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Delaware (State or other jurisdiction of Incorporation)	0-18121 (Commission File Number)	36-3664868 (I.R.S. Employer Identification No.)
55th Street & Holmes Avenue Clarendon Hills, Illinois		60514 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (630) 325-7300

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

In a joint press release dated August 29, 2007, MAF Bancorp, Inc. and National City Corporation announced the determination of the exchange ratio for National City’s pending acquisition of MAF Bancorp.

In the merger, each share of MAF Bancorp outstanding will be converted into 1.9939 shares of National City common stock, and cash will be paid in lieu of fractional shares.  The exchange ratio is based on the average closing price of National City common stock for the 20 trading days preceding the date of Federal Reserve approval.  The Federal Reserve Board approved the merger on August 29, 2007.  The parties expect to close the transaction promptly upon satisfaction or waiver of all conditions.

The press release is attached hereto as Exhibit 99.1 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2007	MAF BANCORP, INC. By: /s/ Jerry A. Weberling
Senior Executive Vice President and Chief Financial Officer

EXHIBIT LIST

Exhibit
99.1	Press Release dated August 29, 2007